Exhibit 99.1

Koch Real Estate Investments Makes $32 Million Long-Term Investment in Ladder Capital Corp

NEW YORK, NY, December 29, 2020 – Ladder Capital Corp (“Ladder” or the “Company”) (NYSE: LADR) announced that an affiliate of Koch Real Estate Investments, LLC exercised its option to invest $32 million in Ladder’s common equity, resulting in Ladder issuing 4 million shares today.

Koch exercised its option to do so under the strategic financing agreement reached in April 2020, in which Koch agreed to provide the Company with $206.4 million in senior secured financing to fund transitional and land loans.

“We’re pleased to have a premier investor like Koch Real Estate Investments as a new long-term equity investor in Ladder,” Brian Harris, Ladder’s CEO said.

Jake Francis, President of Koch Real Estate Investments said, “We respect Ladder’s careful risk management and credit culture. During the COVID-19 pandemic, Ladder management kept its word, taking the right steps to protect Ladder’s shareholders, and positioned the Company to capitalize on the expected dislocation in the commercial real estate sector over the next few years. Exercising our investment option in Ladder was an easy choice.”

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and Board of Directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity.

About Koch Real Estate Investments

Koch Real Estate Investments (KREI), based in Dallas, Texas, focuses its efforts on attractive risk-adjusted capital deployment into real estate assets and operating companies with an agnostic approach to product, geography, and capital position. KREI has an acute focus on best-in-class management teams and flexible capital solutions which align interests to drive mutual benefit with its partners.

Since 2003, Koch companies have invested nearly $120 billion in growth and improvements. With a presence in more than 70 countries, Koch companies employ 130,000 people worldwide, with about 65,000 of those in the United States. From January 2009 to present, Koch companies have earned more than 1,300 awards for safety, environmental excellence, community stewardship, innovation, and customer service. For more news and information, visit www.KOCHind.com.

Forward-Looking Statements and Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements, including statements regarding Ladder’s prospects and its ability to benefit from any dislocation in the commercial real estate sector in the future. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended September 30, 2020, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Investor Contact

Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com